UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2009

THE CONNECTICUT LIGHT AND

POWER COMPANY

(Exact name of registrant as specified in its charter)

Connecticut	0-00404	06-0303850
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

107 Selden Street Berlin, Connecticut	06037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section – 2	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 13, 2009, The Connecticut Light and Power Company (“CL&P”) issued $250,000,000 aggregate principal amount of its 5.50% First and Refunding Mortgage Bonds, 2009 Series A, due 2019 (the “Bonds”) pursuant to an Underwriting Agreement dated February 9, 2009 among CL&P, Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein. The Bonds were issued under a Supplemental Indenture, dated as of February 1, 2009, between CL&P and Deutsche Bank Trust Company Americas, supplementing the Indenture of Mortgage and Deed of Trust between CL&P and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee, dated as of May 1, 1921, as amended and supplemented, including as amended and restated April 7, 2005.

Section 9 –	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibits	Description
Exhibit 1	Underwriting Agreement dated February 9, 2009 among CL&P and the Underwriters named therein.

Exhibit 4	Supplemental Indenture establishing the terms of the Bonds, dated as of February 1, 2009, between CL&P and Deutsche Bank Trust Company Americas, as Trustee (the “Supplemental Indenture”).

Exhibit 4.1	Form of Series A Bond (included as Schedule A-1 to the Supplemental Indenture).

Exhibit 5	Legal opinion of Jeffrey C. Miller, Esq. relating to the validity of the Bonds (including consent).

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CONNECTICUT LIGHT AND POWER COMPANY (Registrant)
By:	/s/ RANDY A. SHOOP
Name: Randy A. Shoop
Title: Vice President and Treasurer

Date: February 18, 2009